EXHIBIT 10.4

                         Consulting Services Agreement



This Consulting Services Agreement (the "Agreement") is entered this 28th day of September 2006 by and between


                                       ABM
                                    [address]


("Consultant"), and

                          PACIFIC FUEL CELL CORPORATION

                                    Suite 100

                             131 North Tustin Avenue
                            Tustin, California 92780
                                       USA



(Client), a US corporation, (ticker symbol: PFCE:OTCBB ), with reference to the following:


                                    RECITALS

     A. The Client desires to be assured of the services of the Consultant in order to avail itself of the Consultant's experience, skills, knowledge, abilities and background in the fields of manufacturing, financial PR and business development. The Client is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

     B. The Consultant agrees to be engaged and retained by the Client upon the terms and conditions set forth herein.

                                                                Initials:_______
                                                                   07/02/06

     NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Engagement. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a consultant to the Client and to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:


     |X| Manufacturing, financial PR and Business Development

* It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.


     2. Term. The term of this Agreement ("Term") shall commence on the date hereof and continue for one (1) year. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either Party may cancel this Agreement on 30 days notice, at which time no further obligations will be due from either Party.


     3. Engagement Fee. As consideration for Consultant entering into this Agreement, Client and Consultant agree to the following:

     An Engagement Fee ("Engagement Fee") 200,000 (two hundred thousand) shares of the Client's restricted common stock.


     4. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to Consultant by Client shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Client's confidential information pursuant to applicable law or regulations or by operation of law, provided that the Consultant may disclose only such information as is legally required.


     5. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the

                                       2
                                                                Initials:_______
                                                                   07/02/06
results of the work and as otherwise requested. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

     6. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.


IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.


ABM

[address]



Signed:  s/Barry F. Cohen
         -----------------------------

         Mr. Barry F. Cohen
         President




PACIFIC FUEL CELL CORPORATION

Suite 100

131 North Tustin Avenue
Tustin, California  92780
USA


Signed:  s/George Suzuki
         -----------------------------

         Mr. George Suzuki
         President